                                                                 Exhibit T3A-51.

                            ARTICLES OF INCORPORATION
                                       OF
                         PACIFIC POWER PLANT OPERATIONS

                  One:  The name of this corporation is:

                           PACIFIC POWER PLANT OPERATIONS

         Two: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         Three: The name and address in the State of California of this corporation's initial agent for service of process in accordance with subdivision (b) of Section 1502 of the General Corporation Law is:

                                    Stephen J. Skuris
                                    633 West Fifth Street
                                    Suite 5200
                                    Los Angeles, CA 90071-2006

         Four: The corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is One Thousand (1,000).

         Five: The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         Six: The corporation is authorized to provide indemnification of its agents (as such term is defined in Section 317 of the General Corporation Law of California) to the fullest extent permissible under California law.

Dated: September 16, 1994

                                                 /s/ Stephen J. Skuris
                                                 -------------------------------
                                                 Stephen J. Skuris, Incorporator

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                                                                 Exhibit T3A-51.

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                         PACIFIC POWER PLANT OPERATIONS
                           (a California corporation)

To The Secretary of State
State of California

         Pursuant to the provisions of the General Corporation Law of the State of California, the undersigned officers of the corporation hereinafter named do hereby certify as follows:

1.       The name of the corporation is Pacific Power Plant Operations.

2. Article 1 of the Articles of Incorporation of this corporation is amended to read as follows:

                  "The name of this corporation is Ogden Power Plant Operations"

3. The amendments herein provided for have been approved by the corporation's Board of Directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is ten. The number of shares of voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

Signed on December 11, 1997.

                                              /s/ Scott G. Mackin
                                              ---------------------------
                                               Scott G. Mackin, Chief Operating
                                                  Officer

                                              /s/ Jeffrey R. Horowitz
                                              ---------------------------
                                              Jeffrey R. Horowitz, Secretary

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                                                                 Exhibit T3A-51.

         On this 11th day of December, 1997, in the Town of Fairfield in the State of New Jersey, each of the undersigned does hereby declare under the penalty of perjury that he signed the foregoing Certificate of Amendment of Articles of Incorporation in the official capacity set forth beneath his signature, and that the statements set forth in said certificate are true of his own knowledge.

                                             /s/ Scott G. Mackin
                                             ----------------------------
                                             Scott G. Mackin, Chief
                                               Operating Officer

                                             /s/ Jeffrey R. Horowitz
                                             ---------------------------
                                             Jeffrey R. Horowitz,
                                               Secretary

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                                                                 Exhibit T3A-51.

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

The undersigned certify that:

1. They are the president and assistant secretary, respectively, of OGDEN POWER PLANT OPERATIONS, a California corporation.

2. Article one of the Articles of Incorporation of this corporation is amended to read as follows:

                  First:   The name of the Corporation is COVANTA POWER PLANT
                     OPERATIONS.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
         Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 10. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: March 12, 2001

                                                /s/ Paul Clements
                                                ------------------------------
                                                Paul Clements, President

                                                /s/ Patricia Collins
                                                ------------------------------
                                                Patricia Collins, Assistant
                                                  Secretary